UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

Genasys Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16262 West Bernardo Drive
San Diego, California 92127

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.00001 par value per share	GNSS	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2021, Genasys Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with MUFG Union Bank, N.A. (the “Lender”) for a $10.0 million secured term loan (the “Term Loan”). In connection with the Term Loan, the Company also entered into a Commercial Promissory Note (the “Note”) and a Security Agreement (the “Security Agreement”) in favor of the Lender. The Term Loan has a maturity date of March 31, 2023 and bears interest at the selected London Interbank Offered Rate (“LIBOR”) + 2.25% per annum. As collateral for the Term Loan, the Company granted to the Lender under the Security Agreement a first lien security interest in substantially all of the Company’s domestic assets, including intellectual property assets.

The Loan Agreement includes limitations on the Company’s ability (without prior consent from the Lender), to, among other things, grant certain liens, incur certain debt, make certain investments, engage in certain mergers and acquisitions, dispose of assets, establish new subsidiaries, make certain distributions, make certain capital expenditures, enter into certain affiliated transactions, make certain changes to its accounting practices or governing documents, and use of any funds in any way that result in any sanctions or violations of law by the Company. The Loan Agreement also requires the Company to take certain actions with the loan funds, to keep current on its payment obligations, to maintain its existence, to comply with applicable law and contractual obligations, to maintain its books and records and permit the Lender to make inspections of its books and records, to furnish quarterly and annual and other financial information, to maintain certain insurance coverage, and to cause its subsidiary to guaranty the indebtedness in certain circumstances. The Loan Agreement contains other customary covenants for an arrangement of its type, as well as minimum cash flow ratio and leverage ratio covenants.

The events of default under the Loan Agreement and Note include, among other things, payment defaults, breaches of covenants, default under other material indebtedness of the Company, and the occurrence of a change of control. In the event of certain events of default, the Lender may, among other remedies, declare all unpaid principal and interest immediately due and payable and exercise all other rights and remedies available to it under the Loan Agreement, Note and the Security Agreement.

The above description of the Loan Agreement, the Note and the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Note and the Credit Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

Item 9.01           Financial Statements and Exhibits.

(d)         Exhibits

10.1         Loan Agreement, by and between the Company and MUFG Union Bank, N.A.

10.2         Commercial Promissory Note, of the Company in favor of MUFG Union Bank, N.A.

10.3         Security Agreement, by and between the Company and MUFG Union Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2021

Genasys Inc.

By:	/s/ Dennis D. Klahn
Dennis D. Klahn
Chief Financial Officer